Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Second Quarter 2024 Results
•Q2 2024 EPS $3.20, adjusted EPS $3.99
•After-Sales gross profit margin improved by 60 basis points from Q2 2023 (to 48.0%) and improving recent trends in vehicle unit profitability
•Strong free cash flow conversion
•Continued focus on capital allocation - YTD share repurchases $350 million
•Operational continuity now restored post-CDK outage; impacted Q2 2024 EPS by an estimated $1.55

FORT LAUDERDALE, Fla., (July 31, 2024) — AutoNation, Inc. (NYSE: AN), today reported second quarter 2024 revenue of $6.5 billion, EPS of $3.20, and adjusted EPS of $3.99. Results for the second quarter 2024 were adversely impacted by the outage of AutoNation’s dealer management system due to a cyber incident experienced by CDK Global, which reduced earnings per share by an estimated $1.55, including $0.79 of one-time costs. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“An otherwise strong quarter for AutoNation was masked by the CDK outage. Margin performance in After-Sales and trends in vehicle margins were encouraging and our cash generation continues to support capital deployment focused on shareholder returns, including the repurchase of more than 5% of our shares outstanding year to date. We are encouraged by the health of the markets we serve and look forward to delivering a strong second half,” said Mike Manley, AutoNation’s Chief Executive Officer.

Operational Summary
Second quarter 2024 compared to the year-ago period:

Selected Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2024	2023	YoY
Revenue	$6,480.4	$6,890.1	-6%
Gross Profit	$1,163.1	$1,335.3	-13%
Operating Income	$275.0	$439.2	-37%
Net Income	$130.2	$272.5	-52%
Diluted EPS	$3.20	$6.02	-47%

Adjusted Operating Income*	$318.5	$460.4	-31%
Adjusted Net Income*	$162.5	$284.9	-43%
Adjusted EPS*	$3.99	$6.29	-37%

New Vehicle Retail Unit Sales	61,268	62,444	-2%
Used Vehicle Retail Unit Sales	65,504	68,812	-5%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.

•Revenue - totaled $6.5 billion, down $410 million compared to the year-ago period, primarily due to the CDK outage and lower average selling prices of vehicles.
◦New Vehicle Revenue – decreased $159 million or 5%, to $3.1 billion.
◦Used Vehicle Revenue – decreased $177 million or 8%, to $1.9 billion.
◦After-Sales Revenue – decreased $28 million or 2%, to $1.1 billion.
◦Customer Financial Services Revenue – decreased $46 million or 12%, to $324 million.
•Gross Profit - totaled $1.2 billion, down $172 million from $1.3 billion a year ago.
◦New Vehicle Gross Profit - decreased $97 million reflecting gross profit per vehicle retailed of $3,108 compared to $4,607 a year ago, and a 2% decrease in unit sales.
◦Used Vehicle Gross Profit - decreased $23 million reflecting a gross profit per vehicle retailed of $1,638 compared to $1,870 a year ago and a 5% decrease in unit sales.
◦After-Sales Gross Profit - decreased $6 million, or 1% from a year ago to $537 million as higher margins largely offset lower sales resulting from the CDK outage.
◦Customer Financial Services Gross Profit - decreased $46 million from a year ago to $324 million reflecting gross profit per vehicle of $2,556, compared to $2,815 a year ago and a 3% decrease in total units.
•SG&A as a Percentage of Gross Profit –was 71.0%, or 67.3% on an adjusted basis remained well below pre-pandemic levels despite the impact of the CDK outage.

Segment Results
Segment results(1) for the second quarter of 2024 were as follows:
•Domestic Segment Income – was $50 million compared to the year-ago segment income of $116 million. Revenues of $1.7 billion decreased 11%.
•Import Segment Income – was $108 million compared to the year-ago segment income of $173 million. Revenues of $2.0 billion increased 1%.
•Premium Luxury Segment Income – was $142 million compared to the year-ago segment income of $222 million. Revenues of $2.4 billion decreased 8%.

Capital Allocation, Liquidity, and Leverage
During the quarter, AutoNation repurchased 2.0 million shares of common stock for an aggregate purchase price of $311 million. Year-to-date through July 29, 2024, AutoNation repurchased 2.2 million shares for an aggregate purchase price of $350 million. AutoNation has approximately $971 million remaining under its current share repurchase program. During the second quarter of 2024, the Company made capital expenditures of $88 million.

As of June 30, 2024, AutoNation had $1.6 billion of liquidity, including $86 million in cash and $1.5 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.53x at quarter end and the Company had $4.0 billion of non-vehicle debt outstanding.

First Half 2024 compared to the year-ago period:

Selected Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2024	2023	YoY
Revenue	$12,966.1	$13,288.8	-2%
Gross Profit	$2,361.0	$2,621.7	-10%
Operating Income	$615.3	$882.5	-30%
Net Income	$320.3	$561.2	-43%
Diluted EPS	$7.72	$12.09	-36%

Adjusted Operating Income*	$666.1	$908.9	-27%
Adjusted Net Income*	$352.6	$573.6	-39%
Adjusted EPS*	$8.50	$12.36	-31%

New Vehicle Retail Unit Sales	120,131	117,509	2%
Used Vehicle Retail Unit Sales	134,625	136,351	-1%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.
•Revenue - totaled $13.0 billion, down $323 million compared to the year-ago period, primarily due to the CDK outage and lower average selling prices of vehicles.
◦New Vehicle Revenue – decreased $111 million or 2%, to $6.1 billion.
◦Used Vehicle Revenue – decreased $213 million or 5%, to $3.9 billion.
◦After-Sales Revenue – increased $54 million or 2%, to $2.3 billion.
◦Customer Financial Services Revenue – decreased $43 million or 6%, to $659 million.
•Gross Profit - totaled $2.4 billion, down $261 million from $2.6 billion a year ago.
◦New Vehicle Gross Profit - decreased $188 million reflecting gross profit per vehicle retailed of $3,216 compared to $4,890 a year ago, offset partially by a 2% increase in unit sales.
◦Used Vehicle Gross Profit - decreased $66 million reflecting a gross profit per vehicle retailed of $1,553 compared to $1,993 a year ago and a 1% decrease in unit sales.
◦After-Sales Gross Profit - increased $39 million, or 4% from a year ago to $1.1 billion as revenue growth and higher margins largely offset lower sales resulting from the CDK outage incident.
◦Customer Financial Services Gross Profit - decreased $43 million from a year ago to $659 million reflecting gross profit per vehicle of $2,586, compared to $2,765 a year ago, offset partially by a slight increase in total units.
•SG&A as a Percentage of Gross Profit –was 68.6%, or 66.4% on an adjusted basis remained well below pre-pandemic levels despite the impact of the CDK outage.

Segment Results
Segment results(1) for the first six months of 2024 were as follows:
•Domestic Segment Income – was $126 million compared to the year-ago segment income of $234 million. Revenues of $3.5 billion decreased 8%.
•Import Segment Income – was $237 million compared to the year-ago segment income of $333 million. Revenues of $4.0 billion increased 6%.
•Premium Luxury Segment Income – was $314 million compared to the year-ago segment income of $448 million. Revenues of $4.8 billion decreased 6%.

The second quarter conference call will begin at 9:00 a.m. Eastern Time and may be accessed by telephone at 833-470-1428 (Conference ID:522370) or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on July 31, 2024, through 11:59 p.m. Eastern Time on Wednesday, August 21, 2024, or by calling 866-813-9403 (Conference ID: 454962). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by Ford, General Motors, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products, exceptional services, and comprehensive solutions, and empowers its customers to make the best decisions for their needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised over $40 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "estimates," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and AutoNation Mobile Service, statements regarding our expectations for the future performance of our business and the automotive retail industry, including during the second half of 2024, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities and mobility solutions; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
New vehicle	$3,122.5	$3,281.0	$6,101.8	$6,212.9
Used vehicle	1,911.1	2,088.0	3,907.2	4,120.6
Parts and service	1,117.1	1,145.3	2,289.5	2,235.1
Finance and insurance, net	324.0	369.5	658.7	701.9
Other	5.7	6.3	8.9	18.3
Total revenue	6,480.4	6,890.1	12,966.1	13,288.8
Cost of sales:
New vehicle	2,932.1	2,993.3	5,715.5	5,638.3
Used vehicle	1,799.7	1,953.7	3,684.3	3,831.9
Parts and service	580.5	602.8	1,197.1	1,181.5
Other	5.0	5.0	8.2	15.4
Total cost of sales	5,317.3	5,554.8	10,605.1	10,667.1
Gross profit	1,163.1	1,335.3	2,361.0	2,621.7
Selling, general, and administrative expenses	825.8	842.9	1,618.9	1,625.6
Depreciation and amortization	59.9	54.6	118.2	107.4
Other (income) expense, net(1)	2.4	(1.4)	8.6	6.2
Operating income	275.0	439.2	615.3	882.5
Non-operating income (expense) items:
Floorplan interest expense	(53.9)	(32.8)	(103.3)	(59.9)
Other interest expense	(46.8)	(46.0)	(91.4)	(87.1)
Other income (loss), net(2)	(0.1)	4.4	6.9	9.6
Income from continuing operations before income taxes	174.2	364.8	427.5	745.1
Income tax provision	44.0	92.3	107.2	184.8
Net income from continuing operations	130.2	272.5	320.3	560.3
Income from discontinued operations, net of income taxes	—	—	—	0.9
Net income	$130.2	$272.5	$320.3	$561.2
Diluted earnings per share(3):
Continuing operations	$3.20	$6.02	$7.72	$12.08
Discontinued operations	$—	$—	$—	$0.02
Net income	$3.20	$6.02	$7.72	$12.09
Weighted average common shares outstanding	40.7	45.3	41.5	46.4
Common shares outstanding, net of treasury stock, at period end	39.7	44.0	39.7	44.0

(1)Includes results of our finance company, including expected credit loss expense, as well as gains on legal settlements and asset impairments.
(2)Includes gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, net of losses on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$3,122.5	$3,281.0	$(158.5)	(4.8)	$6,101.8	$6,212.9	$(111.1)	(1.8)
Retail used vehicle	1,743.5	1,949.2	(205.7)	(10.6)	3,577.3	3,833.3	(256.0)	(6.7)
Wholesale	167.6	138.8	28.8	20.7	329.9	287.3	42.6	14.8
Used vehicle	1,911.1	2,088.0	(176.9)	(8.5)	3,907.2	4,120.6	(213.4)	(5.2)
Finance and insurance, net	324.0	369.5	(45.5)	(12.3)	658.7	701.9	(43.2)	(6.2)
Total variable operations	5,357.6	5,738.5	(380.9)	(6.6)	10,667.7	11,035.4	(367.7)	(3.3)
Parts and service	1,117.1	1,145.3	(28.2)	(2.5)	2,289.5	2,235.1	54.4	2.4
Other	5.7	6.3	(0.6)		8.9	18.3	(9.4)
Total revenue	$6,480.4	$6,890.1	$(409.7)	(5.9)	$12,966.1	$13,288.8	$(322.7)	(2.4)
Gross profit:
New vehicle	$190.4	$287.7	$(97.3)	(33.8)	$386.3	$574.6	$(188.3)	(32.8)
Retail used vehicle	107.3	128.7	(21.4)	(16.6)	209.1	271.7	(62.6)	(23.0)
Wholesale	4.1	5.6	(1.5)		13.8	17.0	(3.2)
Used vehicle	111.4	134.3	(22.9)	(17.1)	222.9	288.7	(65.8)	(22.8)
Finance and insurance	324.0	369.5	(45.5)	(12.3)	658.7	701.9	(43.2)	(6.2)
Total variable operations	625.8	791.5	(165.7)	(20.9)	1,267.9	1,565.2	(297.3)	(19.0)
Parts and service	536.6	542.5	(5.9)	(1.1)	1,092.4	1,053.6	38.8	3.7
Other	0.7	1.3	(0.6)		0.7	2.9	(2.2)
Total gross profit	1,163.1	1,335.3	(172.2)	(12.9)	2,361.0	2,621.7	(260.7)	(9.9)
Selling, general, and administrative expenses	825.8	842.9	17.1	2.0	1,618.9	1,625.6	6.7	0.4
Depreciation and amortization	59.9	54.6	(5.3)		118.2	107.4	(10.8)
Other (income) expense, net	2.4	(1.4)	(3.8)		8.6	6.2	(2.4)
Operating income	275.0	439.2	(164.2)	(37.4)	615.3	882.5	(267.2)	(30.3)
Non-operating income (expense) items:
Floorplan interest expense	(53.9)	(32.8)	(21.1)		(103.3)	(59.9)	(43.4)
Other interest expense	(46.8)	(46.0)	(0.8)		(91.4)	(87.1)	(4.3)
Other income (loss), net	(0.1)	4.4	(4.5)		6.9	9.6	(2.7)
Income from continuing operations before income taxes	$174.2	$364.8	$(190.6)	(52.2)	$427.5	$745.1	$(317.6)	(42.6)

Retail vehicle unit sales:
New	61,268	62,444	(1,176)	(1.9)	120,131	117,509	2,622	2.2
Used	65,504	68,812	(3,308)	(4.8)	134,625	136,351	(1,726)	(1.3)
	126,772	131,256	(4,484)	(3.4)	254,756	253,860	896	0.4

Revenue per vehicle retailed:
New	$50,965	$52,543	$(1,578)	(3.0)	$50,793	$52,872	$(2,079)	(3.9)
Used	$26,617	$28,326	$(1,709)	(6.0)	$26,572	$28,113	$(1,541)	(5.5)

Gross profit per vehicle retailed:
New	$3,108	$4,607	$(1,499)	(32.5)	$3,216	$4,890	$(1,674)	(34.2)
Used	$1,638	$1,870	$(232)	(12.4)	$1,553	$1,993	$(440)	(22.1)
Finance and insurance	$2,556	$2,815	$(259)	(9.2)	$2,586	$2,765	$(179)	(6.5)
Total variable operations(1)	$4,904	$5,988	$(1,084)	(18.1)	$4,923	$6,099	$(1,176)	(19.3)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	48.2	47.6	47.1	46.8
Used vehicle	29.5	30.3	30.1	31.0
Parts and service	17.2	16.6	17.7	16.8
Finance and insurance, net	5.0	5.4	5.1	5.3
Other	0.1	0.1	—	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	16.4	21.5	16.4	21.9
Used vehicle	9.6	10.1	9.4	11.0
Parts and service	46.1	40.6	46.3	40.2
Finance and insurance	27.9	27.7	27.9	26.8
Other	—	0.1	—	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.1	8.8	6.3	9.2
Used vehicle - retail	6.2	6.6	5.8	7.1
Parts and service	48.0	47.4	47.7	47.1
Total	17.9	19.4	18.2	19.7
Selling, general, and administrative expenses	12.7	12.2	12.5	12.2
Operating income	4.2	6.4	4.7	6.6
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	71.0	63.1	68.6	62.0
Operating income	23.6	32.9	26.1	33.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
Domestic	$1,739.4	$1,955.5	$(216.1)	(11.1)	$3,496.1	$3,786.6	$(290.5)	(7.7)
Import	2,018.8	1,997.7	21.1	1.1	3,998.3	3,787.0	211.3	5.6
Premium luxury	2,398.4	2,620.5	(222.1)	(8.5)	4,813.3	5,105.4	(292.1)	(5.7)
Total	6,156.6	6,573.7	(417.1)	(6.3)	12,307.7	12,679.0	(371.3)	(2.9)
Corporate and other	323.8	316.4	7.4	2.3	658.4	609.8	48.6	8.0
Total consolidated revenue	$6,480.4	$6,890.1	$(409.7)	(5.9)	$12,966.1	$13,288.8	$(322.7)	(2.4)

Segment income*:
Domestic	$50.3	$115.8	$(65.5)	(56.6)	$125.5	$234.3	$(108.8)	(46.4)
Import	108.2	173.0	(64.8)	(37.5)	237.0	333.4	(96.4)	(28.9)
Premium luxury	141.9	221.5	(79.6)	(35.9)	313.5	448.3	(134.8)	(30.1)
Total	300.4	510.3	(209.9)	(41.1)	676.0	1,016.0	(340.0)	(33.5)
Corporate and other	(79.3)	(103.9)	24.6		(164.0)	(193.4)	29.4
Add: Floorplan interest expense	53.9	32.8	21.1		103.3	59.9	43.4
Operating income	$275.0	$439.2	$(164.2)	(37.4)	$615.3	$882.5	$(267.2)	(30.3)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,583	17,495	(912)	(5.2)	32,485	33,344	(859)	(2.6)
Import	28,729	27,172	1,557	5.7	56,297	50,270	6,027	12.0
Premium luxury	15,956	17,777	(1,821)	(10.2)	31,349	33,895	(2,546)	(7.5)
	61,268	62,444	(1,176)	(1.9)	120,131	117,509	2,622	2.2

Retail used vehicle unit sales:
Domestic	18,734	21,305	(2,571)	(12.1)	38,497	42,508	(4,011)	(9.4)
Import	22,572	22,630	(58)	(0.3)	46,337	44,693	1,644	3.7
Premium luxury	17,769	18,931	(1,162)	(6.1)	36,732	37,699	(967)	(2.6)
Other	6,429	5,946	483	8.1	13,059	11,451	1,608	14.0
	65,504	68,812	(3,308)	(4.8)	134,625	136,351	(1,726)	(1.3)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Domestic:
Ford, Lincoln	11.0	10.7	10.8	11.1
Chevrolet, Buick, Cadillac, GMC	10.8	10.1	10.6	10.2
Chrysler, Dodge, Jeep, Ram	5.3	7.2	5.6	7.1
Domestic total	27.1	28.0	27.0	28.4
Import:
Toyota	21.4	18.2	21.5	18.1
Honda	13.5	13.5	13.3	12.9
Nissan	1.9	2.1	1.9	2.2
Hyundai	3.7	3.4	3.6	3.4
Subaru	3.7	3.2	3.7	3.2
Other Import	2.7	3.1	2.9	3.0
Import total	46.9	43.5	46.9	42.8
Premium Luxury:
Mercedes-Benz	8.1	9.9	8.3	9.7
BMW	9.0	9.3	8.7	9.5
Lexus	3.5	3.2	3.6	3.2
Audi	1.9	2.7	2.0	2.6
Jaguar Land Rover	1.9	1.5	2.0	1.8
Other Premium Luxury	1.6	1.9	1.5	2.0
Premium Luxury total	26.0	28.5	26.1	28.8
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Capital expenditures	$87.5	$103.7	$181.2	$199.0
Cash paid for acquisitions, net of cash acquired	$—	$77.9	$—	$268.9
Proceeds from exercises of stock options	$0.3	$0.2	$0.3	$1.5
Stock repurchases:
Aggregate purchase price (1)	$311.3	$207.4	$350.0	$512.4
Shares repurchased (in millions)	2.0	1.6	2.2	4.0

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Variance	2024	2023	Variance
Floorplan assistance earned (included in cost of sales)	$31.6	$32.4	$(0.8)	$63.4	$60.7	$2.7
New vehicle floorplan interest expense	(52.3)	(29.6)	(22.7)	(98.9)	(54.0)	(44.9)
Net new vehicle inventory carrying benefit (expense)	$(20.7)	$2.8	$(23.5)	$(35.5)	$6.7	$(42.2)

Balance Sheet and Other Highlights	June 30, 2024	December 31, 2023	June 30, 2023
Cash and cash equivalents	$85.9	$60.8	$63.7
Inventory	$3,553.9	$3,033.4	$2,572.5
Floorplan notes payable	$3,959.8	$3,382.4	$2,581.5
Non-recourse debt	$488.3	$258.4	$262.2
Non-vehicle debt	$4,011.6	$4,030.3	$4,060.3
Equity	$2,183.2	$2,211.4	$2,091.8

New days supply (industry standard of selling days)	67 days	36 days	26 days
Used days supply (trailing calendar month days)	34 days	39 days	35 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.53x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.63x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
From continuing operations, as reported	$275.0	$439.2	$174.2	$364.8	$44.0	$92.3	25.3%	25.3%	$130.2	$272.5
Discontinued operations, net of income taxes									—	—
As reported									$130.2	$272.5	$3.20	$6.02
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	0.7	4.7	—	—	—	—			—	—	$—	$—
One-time costs associated with CDK outage(5)	42.8	—	42.8	—	10.5	—			32.3	—	$0.79	$—
Losses from hail storms and other natural catastrophes	—	16.5	—	16.5	—	4.1			—	12.4	$—	$0.27
Adjusted	$318.5	$460.4	$217.0	$381.3	$54.5	$96.4	25.1%	25.3%	$162.5	$284.9	$3.99	$6.29

	Three Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2024	2023	2024	2023
As reported	$825.8	$842.9	71.0	63.1
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	0.7	4.7
One-time costs associated with CDK outage	42.8	—
Losses from hail storms and other natural catastrophes	—	16.5
Adjusted	$782.3	$821.7	67.3	61.5

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

(5)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Six Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
From continuing operations, as reported	$615.3	$882.5	$427.5	$745.1	$107.2	$184.8	25.1%	24.8%	$320.3	$560.3
Discontinued operations, net of income taxes									—	0.9
As reported									320.3	561.2	$7.72	$12.09
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	8.0	9.9	—	—	—	—			—	—	$—	$—
One-time costs associated with CDK outage(5)	42.8	—	42.8	—	10.5	—			32.3	—	$0.78	$—
Losses from hail storms and other natural catastrophes	—	16.5	—	16.5	—	4.1			—	12.4	$—	$0.27
Adjusted	$666.1	$908.9	$470.3	$761.6	$117.7	$188.9	25.0%	24.8%	$352.6	$573.6	$8.50	$12.36

	Six Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2024	2023	2024	2023
As reported	$1,618.9	$1,625.6	68.6	62.0
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	8.0	9.9
One-time costs associated with CDK outage	42.8	—
Losses from hail storms and other natural catastrophes	—	16.5
Adjusted	$1,568.1	$1,599.2	66.4	61.0

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

(5)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$3,095.8	$3,275.1	$(179.3)	(5.5)	$6,032.9	$6,202.6	$(169.7)	(2.7)
Retail used vehicle	1,688.4	1,943.1	(254.7)	(13.1)	3,457.3	3,820.8	(363.5)	(9.5)
Wholesale	161.7	138.4	23.3	16.8	318.5	286.3	32.2	11.2
Used vehicle	1,850.1	2,081.5	(231.4)	(11.1)	3,775.8	4,107.1	(331.3)	(8.1)
Finance and insurance, net	316.9	368.8	(51.9)	(14.1)	643.0	700.6	(57.6)	(8.2)
Total variable operations	5,262.8	5,725.4	(462.6)	(8.1)	10,451.7	11,010.3	(558.6)	(5.1)
Parts and service	1,105.7	1,142.1	(36.4)	(3.2)	2,261.3	2,227.9	33.4	1.5
Other	5.4	6.4	(1.0)		9.1	18.6	(9.5)
Total revenue	$6,373.9	$6,873.9	$(500.0)	(7.3)	$12,722.1	$13,256.8	$(534.7)	(4.0)
Gross profit:
New vehicle	$189.5	$287.5	$(98.0)	(34.1)	$383.9	$574.2	$(190.3)	(33.1)
Retail used vehicle	104.9	128.3	(23.4)	(18.2)	203.9	271.0	(67.1)	(24.8)
Wholesale	5.0	5.6	(0.6)		14.7	17.0	(2.3)
Used vehicle	109.9	133.9	(24.0)	(17.9)	218.6	288.0	(69.4)	(24.1)
Finance and insurance	316.9	368.8	(51.9)	(14.1)	643.0	700.6	(57.6)	(8.2)
Total variable operations	616.3	790.2	(173.9)	(22.0)	1,245.5	1,562.8	(317.3)	(20.3)
Parts and service	530.0	541.0	(11.0)	(2.0)	1,077.1	1,050.1	27.0	2.6
Other	0.5	1.6	(1.1)		0.7	3.2	(2.5)
Total gross profit	$1,146.8	$1,332.8	$(186.0)	(14.0)	$2,323.3	$2,616.1	$(292.8)	(11.2)

Retail vehicle unit sales:
New	60,625	62,340	(1,715)	(2.8)	118,467	117,325	1,142	1.0
Used	63,008	68,577	(5,569)	(8.1)	129,171	135,895	(6,724)	(4.9)
	123,633	130,917	(7,284)	(5.6)	247,638	253,220	(5,582)	(2.2)

Revenue per vehicle retailed:
New	$51,065	$52,536	$(1,471)	(2.8)	$50,925	$52,867	$(1,942)	(3.7)
Used	$26,797	$28,335	$(1,538)	(5.4)	$26,765	$28,116	$(1,351)	(4.8)

Gross profit per vehicle retailed:
New	$3,126	$4,612	$(1,486)	(32.2)	$3,241	$4,894	$(1,653)	(33.8)
Used	$1,665	$1,871	$(206)	(11.0)	$1,579	$1,994	$(415)	(20.8)
Finance and insurance	$2,563	$2,817	$(254)	(9.0)	$2,597	$2,767	$(170)	(6.1)
Total variable operations(1)	$4,944	$5,993	$(1,049)	(17.5)	$4,970	$6,105	$(1,135)	(18.6)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	48.6	47.6	47.4	46.8
Used vehicle	29.0	30.3	29.7	31.0
Parts and service	17.3	16.6	17.8	16.8
Finance and insurance, net	5.0	5.4	5.1	5.3
Other	0.1	0.1	—	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	16.5	21.6	16.5	21.9
Used vehicle	9.6	10.0	9.4	11.0
Parts and service	46.2	40.6	46.4	40.1
Finance and insurance	27.6	27.7	27.7	26.8
Other	0.1	0.1	—	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.1	8.8	6.4	9.3
Used vehicle - retail	6.2	6.6	5.9	7.1
Parts and service	47.9	47.4	47.6	47.1
Total	18.0	19.4	18.3	19.7